Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Registration Statements on Form S-3 of our report dated March 31, 2025, of SRM Entertainment, Inc. relating to the audit of the consolidated financial statements as of December 31, 2024 and 2023, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&KCPA’s, PLLC

The Woodlands, Tx

March 31, 2025